VYSTAR CORPORATION 8-K

Exhibit 99.1

Vystar Pays Off $1.1 Million of Long-Term Convertible Debt at 30% Savings

•	All $1.1 million of long-term convertible debt paid off for $795,000
•	85% of debt converted is held by current insiders & large stakeholders
•	Vystar CEO progresses on plan to eliminate all debt

Worcester, MA – May 8, 2018 -- Vystar Corporation (OTCPink: VYST) the exclusive creator of Vytex™ Natural Rubber Latex (NRL) and products made with Vytex, has paid off all of its long-term convertible shareholder debt totaling $1,135,000 for $795,000 of restricted Vystar common stock, representing a savings of 30% for Vystar and its shareholders. Approximately 85% of the convertible notes were held by Vystar insiders and major shareholders, who will now hold the restricted shares.

“This is a major step in our strategic plan that includes eliminating all debt,” stated Steve Rotman, CEO of Vystar. “It is important to have a strong and clean balance sheet in order to maximize shareholder value as we execute other portions of our strategic plan that includes acquisitions, development of new Vytex formulations, development and the launch of new product lines.”

Vytex is currently used in: multiple mattress lines, including Natura™, Gold Bond®, and Spring Air; Jeffco manufactured components for toppers and mattresses, which are sold to multiple manufacturers; and private label toppers and mattresses sold online via sites such as Amazon and Bed Bath & Beyond. Vytex is also used in industrial adhesives, apparel padding and threads, shoes, sports equipment and electrical gloves. Vystar continues development of new Vytex formulations and is seeking additional manufacturing and development partners for numerous products. Contact Steve Rotman at 508-791-9114 or srotman@vytex.com.

Videos on Vystar and products made with Vytex are available at: https://www.vytex.com/blog/category/videos/

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About Vystar Corporation:

Based in Worcester, Mass., Vystar® Corp. (OTC Pink: VYST) is the exclusive creator of Vytex Natural Rubber Latex (NRL), a multi-patented, all-natural, raw material that contains significantly reduced levels of the proteins found in natural rubber latex and can be used in over 40,000 products. Vytex NRL is a 100% renewable resource, environmentally safe, "green" and fully biodegradable. Vystar is working with manufacturers across a broad range of consumer and medical products bringing Vytex NRL to market in adhesives, gloves, balloons, condoms, other medical devices and natural rubber latex foam mattresses, toppers, and pillows. For more information, visit www.vytex.com.

Contacts:

Media: Julie Shepherd, Accentuate PR, 847 275 3643, Julie@accentuatepr.com

Investors: Steven Rotman, Vystar CEO, 508-791-9114, srotman@vytex.com

Forward-looking Statements: Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of VYST officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future VYST actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and VYST has no specific intention to update these statements.

Vystar Acquires Assets of UV Flu Technologies

•	UV Flu Technologies Air Purifiers Destroy Viruses and Bacteria
•	Purchase creates additional Vystar revenue stream

Worcester, MA – May 10, 2018 -- Vystar Corporation (OTCPink: VYST) the exclusive creator of Vytex™ Natural Rubber Latex (NRL) and products made with Vytex, has acquired substantially all of the assets of UV Flu Technologies, Inc., formerly traded on the OTC under the ticker UVFT, whose patented ViraTech™ UV light air purification technology destroys greater than 99% of airborne bacteria, viruses and other microorganisms and virtually eliminates concentrations of odors and volatile organic compounds (VOCs).

“We are executing our strategic plan of rapid growth through acquisitions that complement our product portfolio,” stated Steve Rotman, Vystar CEO. “As part of Vystar’s mission to offer eco friendly, sustainable materials and products that create a better environment for consumers and workers throughout the product lifecycle, UV Flu Technologies is an excellent counterpart to our Vytex materials and Vytex bedding products. Vystar products will help create a perfect natural sleep environment starting with Vytex bedding made from the purest latex in the world and UV Flu’s RxAir™ air purifier ensuring every breath is free of harmful pathogens, VOCs and odors.”

UV Flu products use 48 inches of high-intensity germicidal UV lamps that destroy bacteria, viruses and other germs instead of just trapping them, setting it apart from ordinary air filtration units. RxAir is one of the few UV air purifiers that have been proven in independent EPA- and FDA-certified testing laboratories to destroy on the first pass 99.6% of harmful airborne viruses and bacteria. In addition to inactivating airborne viruses that cause influenza (flu) and colds, RxAir’s device disarms the airborne pathogens that cause MRSA (staph), strep (whooping cough), tuberculosis (TB), measles, pneumonia and a myriad of other antibiotic-resistant and viral infections. (see news video with RX3000 in use.

UV Flu’s product line includes:

•	RXair™ Residential Filterless Air Purifier
•	UV400 ™ FDA cleared Class II Filterless Air Purifier
•	RX3000™ Commercial FDA cleared Class II Air Purifier (news video with RX3000)

Vystar acquired all UV Flu intellectual property & multiple patents, product lines, tooling, FDA clearances, research data, websites and other assets related to the business for the purchase price of $975,000 or 27,918,000 shares of Vystar restricted common stock which may not be assigned or sold by UV Flu for 12 months. With the exchange of Vystar shares for UV Flu shares, Vystar will welcome UV Flu’s approximately 1,000 shareholders to the Vystar family.

Manufacturing, Distribution and Sales

Vystar will continue production of UV Flu product lines with BOI, a world-class manufacturer. Vystar anticipates it will take 45 days to complete manufacture of the next orders of air purifier units and another 45 days to relaunch sales with a new, more robust distribution model. Vystar plans to sell RxAir residential units via online and retail channels.

Vystar is assembling the distribution network to relaunch sales of UV400 and Rx3000 units to the healthcare and medical markets, which UV Flu had ceased due to sales force, distribution and cash flow constraints. Once production and sales are firmly re-established, Vystar expects that the air purification products will produce margins of approximately 75%.

“UV Flu needed a larger infrastructure and capitalization in order to maintain inventory and market its products effectively,” stated Michael Ross, former CEO of UV Flu. “Vystar paid about twice our market cap, but gains far more, as our market cap does not accurately reflect the more than $8 million invested in the development of the product lines, intellectual property and FDA clearances that took a decade to secure. I believe this transaction will be a win for both sides as UV Flu shareholders look forward to seeing our products gain the market exposure they deserve and positively impact Vystar’s bottom line.”

“UV Flu’s products have world class engineering, are made to the highest quality standards and are extremely effective in settings ranging from homes to offices, healthcare facilities, salons, restaurants and nursing homes – a credit to UV Flu’s management that worked tirelessly to see the product development through,” noted Mr. Rotman. “This is a unique opportunity for Vystar to bring another valuable, much needed product line to a broader marketplace. We are truly excited by the potential of this opportunity to greatly improve shareholder value and the quality of life of every customer.”

Transaction details are available in Vystar’s 8-k financial filing at www.sec.gov.

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About RxAir

RxAir promotes a healthy lifestyle through the use of its innovative, patented ViraTech air purification technology, thereby improving the quality of life of each and every customer. Independently tested by EPA- and FDA-certified laboratories, the RxAir has been proven to destroy greater than 99% of bacteria and viruses and reduce concentrations of odors and VOCs. The RxAir uses high-intensity germicidal UV lamps that destroy bacteria and viruses instead of just trapping them, setting it apart from ordinary air filtration units. RxAir® and ViraTech® are registered trademarks of Vystar Corp. For more information, visit http://www.RxAir.com

About Vystar Corporation:

Based in Worcester, Mass., Vystar® Corp. (OTC Pink: VYST) is the exclusive creator of Vytex Natural Rubber Latex (NRL), a multi-patented, all-natural, raw material that contains significantly reduced levels of the proteins found in natural rubber latex and can be used in over 40,000 products. Vytex NRL is a 100% renewable resource, environmentally safe, "green" and fully biodegradable. Vystar is working with manufacturers across a broad range of consumer and medical products bringing Vytex NRL to market in adhesives, gloves, balloons, condoms, other medical devices and natural rubber latex foam mattresses, toppers, and pillows. For more information, visit www.vytex.com.

Contacts:

Media: Julie Shepherd, Accentuate PR, 847 275 3643, Julie@accentuatepr.com

Investors: Steven Rotman, Vystar CEO, 508-791-9114, srotman@vytex.com

Forward-looking Statements: Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of VYST officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future VYST actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and VYST has no specific intention to update these statements.